UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 6, 2017

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi'an, China 710075

 (Address of principal executive offices, including zip code)

(86-29) 8837-7216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 6, 2017, Hedetang Foods (China) Co., Ltd. (“Hedetang China”), a limited liability company incorporated in China and a wholly owned subsidiary of Future FinTech Group Inc. (the “Company”), entered into a Shareholder Investment Agreement (the “Agreement”) with Shaanxi Yinlian Huijin Investment Management Co., Ltd. (“Yinlian”), a limited liability company incorporated in China.

Pursuant to the Agreement, Hedetang China and Yinlian will jointly invest in and establish Zhonglian Hengxin Assets Management Co., Ltd. (“Zhonglian”) in China. The total registered capital of Zhonglian will be RMB 100 million (approximately $15,384,615). Hedetang China and Yinlian will each own 55% and 45% of the capital stock of Zhonglian, respectively. The profits and losses of Zhonglian will be shared proportionately by its shareholders based upon their respective equity ownership percentages. The primary focuses of Zhonglian’s operations will be the acquisition and disposition of non-performing assets, enterprise reorganization by mergers and acquisitions, credit and debt liquidation, management of private equity investment funds by entrustment, private placements and investment management in China.

Under the terms of the Agreement, any (i) amendment to Zhonglian’s Articles of Association, (ii) increase or decrease of its registered capital, (iii) merger, division or change of corporate form or (iv)addition of a new shareholder to Zhonglian shall be approved by shareholders representing more than two-thirds of the voting power of Zhonglian.

The Board of Directors of Zhonglian will consist of five members, of which Hedetang China will appoint three members and Yinlian will appoint two members. No party to the Agreement can transfer its capital stock in Zhonglian within 24 months of the establishment of Zhonglian. After 24 months, the shareholders may transfer all or part of their respective ownership interests in Zhonglian. Any transfer of Zhonglian’s capital stock to a third party (a “Transfer”) must be approved by the majority of shareholders and the shareholders who represent more than half the voting power of Zhonglian. A shareholder that does not approve a Transfer should purchase the capital stock proposed to be offered in such Transfer for a purchase price referring to the selling shareholder's capital contributions in relation to the number of such shares. If the shareholder does not purchase such shares, it shall be deemed to be an approval by such shareholder of the Transfer. If any dispute arising during the cooperation by the parties can’t be solved through friendly consultation, it should be submitted to the People’s Court where Hedetang China is located.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of Shareholder Investment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibits are filed with this report.

Exhibits Number	Description
10.1	Shareholder Investment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: September 7, 2017	By:	/s/ Hongke Xue
	Name:	Hongke Xue
	Title:	Chief Executive Officer

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